Exhibit 10.11
Amendment to
Outstanding 2018 Restricted Stock Unit Awards
under the LivaNova PLC 2015 Incentive Award Plan

This amendment (the “Amendment”), dated as of June 15, 2020, hereby modifies each 2018 service-based restricted stock unit (“RSU”) award agreement evidencing a currently outstanding RSU award under the LivaNova PLC 2015 Incentive Award Plan (as permitted pursuant to Section 11.7 of the LivaNova PLC 2015 Incentive Award Plan) as follows:

1.Section 2.2(c) of each outstanding RSU award agreement is hereby deleted and replaced with the following:

“In the event of a Change in Control that occurs following the Grant Date, the RSUs, to the extent not forfeited or otherwise vested immediately prior to such Change in Control, shall become fully vested immediately prior to, but subject to the consummation of, such Change in Control, subject to the Participant’s continuous employment with the Company or a Subsidiary through such Change in Control.”

2.Except as expressly amended by this Amendment, all terms and conditions of the Plan and the outstanding Awards thereunder shall remain in full force and effect.

3.This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

LIVANOVA PLC

Name: Trui Hebbelinck
Title: Chief Human Resources Officer